FORM 10f-3

                          THE BLACKROCK FUNDS

                      Record of Securities Purchased
                  Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio: Managed Account Series:
High Income Portfolio (BATS-HINC), BlackRock Core Bond
Trust (BHK), BlackRock Income Opportunity Trust (BNA-
USD), BlackRock High Income Fund (BR-HIINC), BlackRock
High Yield Bond Portfolio (BR-HIYLD), BlackRock Long
Duration Bond Portfolio (BR-LONG), BlackRock High
Income Portfolio (Ins-Series) (BVA-HI), BlackRock High
Income V.I. Fund (Ins-Var Ser) (BVA-HY), MIST
BlackRock High Yield Portfolio (MIST-HY)

2. 	Issuer:   Marathon Oil Corporation

3.	Date of Purchase:  2/11/2009

4.	Underwriter from whom purchased:  Morgan Stanley & Co.
Incorporated
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: NatCity Investments, Inc.

a.	List Members of Underwriting Syndicate:
Morgan Stanley & Co. Incorporated, Banc of America
Securities LLC, J.P. Morgan Securities Inc.,
Citigroup Global Markets Inc., Deutsche Bank
Securities Inc., Greenwich Capital Markets, Inc.,
Scotia Capital (USA) Inc., BNP Paribas Securities
Corp., Mitsubishi UFJ Securities International plc,
NatCity Investments, Inc., Daiwa Securities America
Inc., Fifth Third Securities, Inc., SG Americas
Securities, LLC, Wells Fargo Securities, LLC, DnB
NOR Markets, Inc., Comerica Securities, Inc., Credit
Suisse Securities (USA) LLC, Mizuho Securities USA
Inc., U.S. Bancorp Investments, Inc., Muriel Siebert
& Co., Inc.

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BATS-HINC) $135,000 out of $800,000,000; (BHK) $1,050,000 out of $800,000,000;
(BNA-USD) $1,150,000 out of $800,000,000; (BR-HIINC)
$1,395,000 out of $800,000,000; (BR-HIYLD) $2,445,000
out of $800,000,000; (BR-LONG) $750,000 out of
$800,000,000; (BVA-HI) $60,000 out of $800,000,000;
(BVA-HY) $165,000 out of $800,000,000; (MIST-HY)
$565,000 out of $800,000,000

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $25,000,000 out of
$800,000,000

8.	Purchase price (net of fees and expenses):  $99.296

9.	Date offering commenced (if different from Date of
Purchase):
10.	Offering price at end of first day on which any sales
were made:

11.	Have the following conditions been satisfied:
	Yes or No

	a.	The securities are part of an issue registered
		under the Securities Act of 1933, as amended, which
      	is being offered to the public, or are Eligible
		Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue of
		government securities.	 YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.	YES

	c.	The underwriting was a firm commitment
		underwriting.	YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting similar securities during the same period.
		YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors).
		YES

       f.	Has the affiliated underwriter confirmed
     		that it will not receive any direct or indirect
      	benefit as a result of BlackRock's participation
      	in the offering?	 YES


Approved by: _  Walter Mello & Mitchell Garfin
Date:       _2/17/09___